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                                                                    EXHIBIT 23.2


                         CONSENT OF ARTHUR ANDERSEN LLP


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our report on the combined financial statements of First Florida International Holdings, Inc., Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, Inc. and Mature Rx Plus of Nevada, Inc., (collectively "FFI Health Services") dated July 5, 2000; (ii) our reports on the supplemental consolidated financial statements and supplemental schedule II of Advance Paradigm, Inc. and subsidiaries, dated October 19, 2000 included in Advance Paradigm, Inc.'s Form 8-K, filed July 19, 2000; as amended on September 18, 2000 and October 26, 2000; and (iii) our report dated May 17, 2000, included in Advance Paradigm, Inc.'s Form 10-K for the year ended March 31, 2000 and to all references to our Firm included in this registration statement.



                                                         /s/ Arthur Andersen LLP

Dallas, Texas
October 26, 2000